SULLIVAN & WORCESTER LLP
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                                                                 October 9, 1997



Evergreen Equity Trust
200 Berkeley Street
Boston, Massachusetts  02116

Ladies and Gentlemen:

         We have been requested by the Evergreen Equity Trust, a Delaware business trust with transferable shares and currently consisting of two series (the "Trust") established under an Agreement and Declaration of Trust dated September 17, 1997, as amended (the "Declaration"), for our opinion with respect to certain matters relating to Evergreen Balanced Fund (the "Acquiring Fund"), a series of the Trust. We understand that the Trust is about to file a Registration Statement on Form N- 14 for the purpose of registering shares of the Trust under the Securities Act of 1933, as amended (the "1933 Act"), in connection with the proposed acquisition by the Acquiring Fund of all of the assets of Evergreen Balanced Fund, a Massachusetts business trust or a series of a Massachusetts business trust, and Keystone Balanced Fund (K-1), a Pennsylvania common law trust or a series of a Pennsylvania common law trust (the "Acquired Funds"), with transferable shares, in exchange solely for shares of the Acquiring Fund and the assumption by the Acquiring Fund of certain identified liabilities of the Acquired Funds pursuant to Agreements and Plans of Reorganization, forms of which are included in the Form N-1A Registration Statement (the "Plans").

         We have, as counsel, participated in various business and other proceedings relating to the Trust. We have examined copies, either certified or otherwise proved to be genuine to our satisfaction, of the Trust's Declaration and By-Laws, and other documents relating to its organization, operation, and proposed operation, including the proposed Plans and we have made such other investigations as, in our judgment, are necessary or appropriate to enable us to render the opinion expressed below.



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Evergreen Equity Trust
October 9, 1997
Page 2
         Based upon the foregoing, and assuming the approval by shareholders of each Acquired Fund of certain matters scheduled for their consideration at a meeting presently anticipated to be held on January 6, 1998, it is our opinion that the shares of the Acquiring Fund currently being registered, when issued in accordance with the Plans and the Trust's Declaration and By-Laws, will be legally issued, fully paid and non-assessable by the Trust, subject to compliance with the 1933 Act, the Investment Company Act of 1940, as amended and applicable state laws regulating the offer and sale of securities.

         We hereby consent to the filing of this opinion with and as a part of the Registration Statement on Form N-14 and to the reference to our firm under the caption "Legal Matters" in the Prospectus/Proxy Statement filed as part of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations promulgated thereunder.

                                            Very truly yours,

                                            /s/SULLIVAN & WORCESTER LLP
                                            ---------------------------
                                            SULLIVAN & WORCESTER LLP



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